EXHIBIT 99(j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "General Information" in the Prospectus and "Financial Statements" and "Counsel and Independent
Registered Public Accounting Firm" in the Statement of Additional Information and to the inclusion of our opinion dated April 25, 2006 for the Market Vectors
- Gold Miners ETF in this Registration Statement (Form N-1A No. 333-123257) of Market Vectors ETF Trust.



                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP


New York, New York
October 6, 2006